SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
American International Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-2592361

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

70 Pine Street
New York, New York	10270

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-106040
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

NIKKEI 225® Index Market Index Target-Term Securities® due January 5, 2011	The American Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: (None)

Item 1.	Description of Registrant’s Securities to be Registered

Item 2.	Exhibits

SIGNATURE
EX-99.A: PRELIMINARY PRICING SUPPLEMENT
EX-99.B: FORM OF NOTE

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     American International Group, Inc. (the “Company”) hereby incorporates by reference the description of the general terms and provisions of the NIKKEI 225® Index Market Index Target-Term Securities® due January 5, 2011 of the Company (the “MITTS® Securities”), set forth in the Preliminary Pricing Supplement, dated June 5, 2007, and the Prospectus Supplement, dated October 12, 2006, and the Prospectus, dated July 24, 2006, attached hereto as Exhibit 99(A). The description of the MITTS Securities contained in the Pricing Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-106040, which will contain the final terms and provisions of the MITTS Securities, including the maturity date of the MITTS Securities, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.
Item 2. Exhibits.

99 (A)	Preliminary Pricing Supplement, dated June 5, 2007, and the Prospectus Supplement, dated October 12, 2006, and the Prospectus, dated July 24, 2006†.

99 (B)	Form of Note.

99 (C)	Copy of Indenture between the Company and The Bank of New York, as trustee, dated October 12, 2006.*

†	The Prospectus Supplement and Prospectus included as part of Exhibit 99 (A) are incorporated by reference from Registrant’s Post Effective Amendment to its Registration Statement on Form S-3 dated July 20, 2006 and Registrant’s filings pursuant to Rule 424 (b) on October 13, 2006.

*	Exhibit 99 (C) is incorporated by reference from Exhibit 4.1 to Registrant’s Post Effective Amendment to its Registration Statement on Form S-3 dated July 20, 2006.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC.
By:	/s/ Robert A. Gender
	Name:	Robert A. Gender
	Title:	Vice President and Treasurer

Date: June 28, 2007

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
AMERICAN INTERNATIONAL GROUP, INC.
EXHIBITS
TO
FORM 8-A DATED JUNE 28, 2007

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INDEX TO EXHIBITS
Exhibit No.

99 (A)	Preliminary Pricing Supplement, dated June 5, 2007, and the Prospectus Supplement, dated October 12, 2006, and the Prospectus, dated July 24, 2006*.

99 (B)	Form of Note.

99 (C)	Copy of Indenture between American International Group, Inc. and The Bank of New York, as trustee, dated October 16, 2006.†

*	The Prospectus Supplement and Prospectus included as part of Exhibit 99 (A) are incorporated by reference from Registrant’s Post Effective Amendment to its Registration Statement on Form S-3 dated July 20, 2006 and Registrant’s filings pursuant to Rule 424 (b) on October 13, 2006.

†	Exhibit 99 (C) is incorporated by reference from Exhibit 4.1 to Registrant’s Post Effective Amendment to its Registration Statement on Form S-3 dated July 20, 2006.

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